UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2010

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 7th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-220-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2010, the Compensation Committee of the Board of Directors of Bancinsurance Corporation (the "Company") approved the Company’s 2010 Fiscal Year Executive Officer Bonus Plan (the "Plan"). The Plan sets forth for each of the Company’s executive officers (including the Company’s named executive officers) the cash performance-based incentive compensation that such officer is eligible to receive with respect to the 2010 fiscal year.

The Company’s named executive officers are John S. Sokol, Chairman of the Board, Chief Executive Officer and President, Matthew C. Nolan, Vice President, Chief Financial Officer, Treasurer and Secretary, and Daniel J. Stephan, President of OIC Lender Services, a division of the Company’s wholly-owned subsidiary, Ohio Indemnity Company.

Under the Plan, (1) Messrs. Sokol and Nolan are each eligible to receive a cash performance bonus with respect to the 2010 fiscal year equal to up to 100% and 25% of their respective base salaries based upon the Company’s achievement in 2010 of specified levels of return on beginning equity and (2) Mr. Stephan is eligible to receive a cash performance bonus with respect to the 2010 fiscal year equal to up to 10% of OIC Lender Services’ 2010 net income less his 2010 base salary.

For the 2010 fiscal year, the base salaries for Messrs. Sokol, Nolan and Stephan are $367,133, $220,500 and $189,851, respectively.

Attached hereto as Exhibit 10.1 is a summary of the Plan as it relates to the Company’s named executive officers. The foregoing description of the Plan is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Summary of the Bancinsurance Corporation 2010 Fiscal Year Executive Officer Bonus Plan (as it relates to the named executive officers).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

May 4, 2010	By:	/s/ Matthew C. Nolan

Name: Matthew C. Nolan
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Summary of the Bancinsurance Corporation 2010 Fiscal Year Executive Officer Bonus Plan (as it relates to the named executive officers).